EXHIBIT 5.1

                        November 7, 1994

NPC International, Inc.
100 North Pine
Pittsburg, Kansas 66762

                    Re:  Common Stock, $.01 Par Value

Gentlemen:

          As counsel for NPC International, Inc. (the "Company"), we have participated in the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration of 2,791,450 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") or derivative securities relating thereto pursuant to the Company's 1994 Non-Qualified Stock Option Plan (the "Plan").

          We have examined:
              A copy of the Restated Articles of Incorporation of the Company; The Amended and Restated Bylaws of the Company;
              The Registration Statement;
              The Plan; and
              The minutes of the 1994 Annual Meeting of
               Shareholders at which the Plan was adopted.

          In addition to the examination outlined above, we have conferred with various officers of the Company and have examined such other documents and records of the Company as we deemed necessary as a basis for the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified copies or photocopies.

          Based on the foregoing, we are of the opinion that the Common Stock, when issued in accordance with and pursuant to the terms set forth in the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

          We express no opinion as to the laws of any jurisdiction other than the General and Business Corporation Law of Missouri. The opinion set forth in this letter is effective as of the date hereof. No expansion of our opinion may be made by implication or otherwise. We express no opinion other than as herein expressly set forth. We do not undertake to advise you with any respect to any matter within our scope of this letter which comes to our attention after the date of this letter and disclaim any responsibility to advise you of future changes of law or fact which may affect the above opinion. Other than the addressee hereof, no one is entitled to rely on this opinion; provided, however, that we hereby consent to all references to the undersigned in the Registration Statement, and in all amendments thereto, and to the filing of this opinion by the Company as an exhibit to said Registration Statement.


                         Very truly yours,


                         SHOOK, HARDY & BACON P.C.